CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Auto-trol Technology Corporation

     We consent to the incorporation by reference in the registration statements Nos. 2-66611, 2-73702, 2-80142, 33-637, and 33-15533 on Form S-8 of Auto-trol
Technology Corporation of our reports dated November 23, 1999, relating to the consolidated balance sheets of Auto-trol Technology Corporation and subsidiaries as of September 30, 1999, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for the year then ended, which appears on page 11 of this annual report on Form 10-KSB of Auto-trol Technology Corporation.

As discussed in Note 2 to the consolidated financial statements, affiliates of the Company's President, Chairman of the Board, and majority shareholder have provided significant financial support to the Company during 1999 and 1998 and in prior years. The Company will continue to be economically dependent upon financial support from the shareholder until it achieves profitable operations. The shareholder has committed, in writing, to continue providing such financial support at least through December 31, 2000.



GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
December 20, 1999

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           AUTO-TROL TECHNOLOGY CORPORATION


Date: December 22, 1999                    By: /s/ HOWARD B. HILLMAN
                                           -------------------------
                                           Howard B. Hillman,
                                           President

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signatures                                    Title                  Date
----------                                    -----                  ----



/s/HOWARD B. HILLMAN                   Chairman of the Board   December 22, l999
--------------------                   President (Principal
Howard B. Hillman                      Executive Officer)


/s/MAJOR GENERAL WILLIAM R. USHER,USAF (RET.)    Director      December 22, 1999
---------------------------------------------
Major General William R. Usher (Ret.)*


/s/ J. RODERICK HELLER, III                      Director      December 22, 1999
---------------------------
J. Roderick Heller, III*


*Howard B. Hillman is the Attorney in fact for:
MAJOR GENERAL WILLIAM R. USHER, USAF (RET.) and
-----------------------------------------------
J. RODERICK HELLER, III
-----------------------